UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 23, 2011


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

 FLORIDA                                000-30392                13-4172059
 -------                                ---------                ----------
 (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 OF INCORPORATION)                                             IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On February 23, 2011, the Company's common stock was removed from the OTCBB automated quotation system. The stock continues to be quoted on the OTCQB, which is part of the OTC Market Group's quotation system. The Company's common stock along with the securities of over 600 other issuers were deleted from the OTCBB due to the quotation inactivity by the Market Makers of the respective issuers affected under Exchange Act Rule 15c2-11.

The removal of the Company's common stock from the OTCBB was not due to the failure of the Company to meet quality standards or any delinquencies in reporting.

The Company now trades on the OTCQB, a new market for OTC-traded companies that are registered and current in their reporting obligations to the SEC or a U.S. banking or insurance regulator.

The Company's common stock is now quoted on the OTCQB under its prior symbol ESWW and remains listed on the Frankfurt Stock Exchange under the Symbol EOW.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: March 3, 2011

                                    By: /s/ David J. Johnson
                                        ----------------------
                                        David J. Johnson
                                        Chief Executive Officer and President